UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2006

(Date of earliest event reported): August 29, 2006

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2006, the Registrant closed a term securitization transaction through its newly-formed and fully consolidated special purpose finance subsidiary, Silverleaf Finance V, L.P. ("SF-V"), a Delaware limited partnership. SF-V was formed for the purpose of issuing approximately $128.0 million of its Timeshare Loan-Backed Notes Series 2006-A ("Series 2006-A Notes") in a private offering and sale through UBS Securities LLC (“UBS”). The Series 2006-A Notes were issued pursuant to an indenture ("Indenture") by and among the Registrant, as servicer of the timeshare loans, SF-V, as issuer, Silverleaf Finance V, LLC, a wholly owned subsidiary of the Registrant organized for the purpose of serving as general partner of SF-V, and Wells Fargo Bank, National Association, as indenture trustee, custodian, backup servicer and account intermediary. The Series 2006-A Notes were issued in seven classes ranging from Class A through Class G notes with a blended coupon of 6.7%. The Class A through Class G notes have been rated Aaa, Aa2, A2, Baa1, Baa2, Baa3, and Ba2 respectively by Moody’s Investors Service, Inc., and have a final maturity of July, 2018.

The Series 2006-A Notes are currently secured by approximately $125.3 million in timeshare loans sold to SF-V by the Registrant and one of the Registrant’s other fully consolidated special purpose finance subsidiaries, Silverleaf Finance IV, LLC (“SF-IV”). The timeshare loans sold to SF-V were previously pledged as collateral by the Registrant and SF-IV under revolving credit facilities with other senior lenders. The proceeds from the sale of the timeshare loans to SF-V have been primarily used to pay down $93.2 million in consolidated indebtedness to senior lenders. Approximately $24.8 million of the proceeds received by SF-V from the sale of the Series 2006-A Notes will be held in a special prefunding account under the terms of the Indenture for up to 90 days. The Registrant has 90 days from the date of closing in which to sell up to approximately $33.0 million in additional qualifying timeshare loans to SF-V. All funds held in the pre-funding account that are not used by SF-V to finance the purchase of additional qualifying timeshare loans from the Registrant during the 90 day prefunding period will be returned to the holders of the Series 2006-A Notes as a distribution of principal. All timeshare loans purchased by SF-V are being acquired without recourse, except in the case of breaches of customary representations and warranties made in connection with the sale of the loans. The Registrant continues to be responsible for servicing the timeshare loans pursuant to the terms of the Indenture and will receive a fee for its services.

The description of the Series 2006-A Notes contained herein is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant’s responses to Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
*10.1	Indenture dated as of August 1, 2006 between the Registrant, Silverleaf Finance V, L.P., Silverleaf Finance V, LLC and Wells Fargo Bank, National Association
*10.2	Standard Definitions to Indenture and Transfer Agreement
*10.3	Transfer Agreement dated as of August 1, 2006 between the Registrant and Silverleaf Finance V, L.P.
*10.4	Loan Sale Agreement dated as of August 1, 2006 between the Registrant and Silverleaf Finance V, L.P.
*99.1	Press Release issued by the Registrant on August 30, 2006 announcing the completion of the transaction.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 31, 2006	SILVERLEAF RESORTS, INC.

	By:	/S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr.
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
*10.1	Indenture dated as of August 1, 2006 between the Registrant, Silverleaf Finance V, L.P., Silverleaf Finance V, LLC and Wells Fargo Bank, National Association
*10.2	Standard Definitions to Indenture and Transfer Agreement
*10.3	Transfer Agreement dated as of August 1, 2006 between the Registrant and Silverleaf Finance V, L.P.
*10.4	Loan Sale Agreement dated as of August 1, 2006 between the Registrant and Silverleaf Finance V, L.P.
*99.1	Press Release issued by the Registrant on August 30, 2006 announcing the completion of the transaction.

* filed herewith